Exhibit 16.2

Escrow Fees

Crowd-Direct Offerings	Reg CF^S	Reg CF^L	Reg D/S	Reg A
Account Setup (one-time per offering)	$500	$500	$500	$500
Account Fee	$25/mo	$25/mo	$25/mo	$25/mo
Accounting Fee[1]	$0 (no fee)	$5	$5	$5
Securities Custody*	$0 (no fee)	$0 (no fee)	$0 (no fee)	$0 (no fee)
Escrow Closings**	$150	$150	$150	$150
Escrow Ends	$150	$150	$150	$150
Escrow Extensions	$250	$250	$250	$250
Brokers & Portals - Tri-party escrow agreements - $0 (no additional fees)				
Legal Fees - Reimburse our attorneys' costs if/when redline drafts or specialized services are requested				

[1] One-time fee per transaction to manually post funds received.

CF^S - Small, Target raise less than $1.07M

CF^L - Large, Target raise more than $1.07M

**At close Securities are delivered to investors' Custodial, IRA, College Savings, or Trust Accounts at Prime Trust.*

***Includes partial and continuous closings. Escrow services for DTC closings are at extra cost.*

Transaction Technology Fees

Technology	Reg CF^S	Reg CF^L	Reg D/S	Reg A
Escrow Cloud Hosting Fee[2] (per offering)	n/a	$250/mo	$500/mo	$995/mo
Technology Transaction Fee[3]	n/a	$5	$25	$15
Test-the-Waters	$0 (waived)	$0 (waived)	n/a	$0 (waived)
eSign Subscription Agreements	n/a	$1	$1	$1
Investor & Cap Table Mgmt Toolkit	$25/mo	$25/mo	$25/mo	$25/mo
Accounting Batch Fee[4]	$25/batch	$25/batch	$25/batch	$25/batch
Portal/Platform Fee[5] (one-time-fee)	$1,500	$1,500	$1,500	$1,500

[2] Hosting for data, transaction engine, report generator, eSignature system, NACHA debit authorization, dashboard tools & reports, syndication tools, compliance recordkeeping, and costs of the automated email notification system.

[3] Assessed when an investor completes a subscription agreement, regardless of whether an investment is ultimately accepted by the issuer or funded by the investor (non-contingent).

[4] One-time fee per distribution batch.

[5] One-time fee per master compliance account establishment for all Reg CF portals, non-regulated platforms and broker-dealer platforms. API integration fees may also apply.

Compliance Fees

AML / BSA[6]	Assessed Fees
US Individual	$2
CA/UK Individual	$5
Global Individual	$5
Entity US	$25
Entity Global	$75

[6] Provides automated identity verification and other PATRIOT Act compliant BSA checks, but does not include manual exception processing by our staff.
AML Exceptions incur an $8 fee for each instance.

Compliance Fees (cont.)

Bad Actor Checks[1]	Assessed Fees
US Individual	$45
US Entity	$45
Int'l Individual	$100
Int'l Entity	$160

[1]Note: Bad Actor Checks ("BACs") are one-time pre-offering fees per issuer "covered person" per SEC Regulations. If provided by an attorney or broker-dealer, we will assess one US Entity BAC fee for administrative services. BACs older than 90 days are considered stale and must be re-conducted.

Processing Fees

Payments	Assessed Fees
ACH	$2
Bitcoin & Ethereum	$0 (fees paid by investors)
Credit Cards	4.5%
Checks	$10
Wires	$15 domestic / $35 international
ACH Exceptions	$5

Custodial Fees

Business Custodial

Interest Credit on Cash Balances (apy) - 50bps

Funds Reconciliation & Cash Management Fee - 50bps

Support and Administrative Fees

Support Services & Administration		Assessed Fees
Staff Costs	- Technical Support	$150/hr
	- Engineering Support	$450/hr
	- Compliance Officer	$250/hr
	- Trust Officer	$150/hr
	- Sr Trust Officer	$350/hr
	- Chief Trust Officer	$750/hr
	- Accounting	$100/hr
	- Administration Asst	$85/hr
Legal		As Incurred

Note: fees are charged at the beginning of period or at time of service, whichever is earlier, and are not pro-rated.

Financial Infrastructure Fee Schedule

Accounts	Set-Up	Annual
Prime Asset Custody Account	$0	$0
Individual Retirement Account (Prime IRA)	$50	$195
Prime Checkbook IRA	$1,500	$395
College Savings Trust	$0	$0
Omnibus *(Exchange, RIA, Broker-Dealer, MSB)*	*Contact Us*	*Contact Us*
Other, Specialized	*varies*	*varies*

Asset Protection Trusts	Set-Up	Annual
Tax Optimized *(for US persons)*	$1,795	$395
Anonymous *(for global persons)*	$25,000	$1,995

Asset Custody	Assessed Fees
Cash - USD *(FDIC insured)*	$0 *no fees*
Cash - EUR, GBP, YEN, CAN, AUD	*Contact Us*
Digital Assets - BTC, ETH, ERC20, etc	*Contact Us*
Stocks & Bonds - Listed	*Contact Us*
Stocks & Bonds - Private	*Contact Us*
Real Estate - Securities *(equity, debt, etc)*	*Contact Us*
Real Estate - Hold Title	*Contact Us*
Other	*varies*

Payments*		Assessed Fees
Wires	- processing *(in/out)*	$15*/domestic*, $35*/international*
	- recalls	$50
ACH	- processing *(in/out)*	$2
	- chargebacks	$5/nsf, $150/fraud
Checks	- incoming	$10
	- outgoing	$25
Digital Assets (BTC, ETH, etc)		Network cost + 50bps**
FIAT Conversions		As quoted
Credit/Debit Cards		4.5%
Card Chargebacks		$5/chargeback, $150 dispute loss

**Subject to our standard clearance & settlement policies*

***Digital Asset transactions incur network costs which may vary. These fees will be passed on at-cost. Assessed fees are for servicing disbursements.*

Services & Administration		Assessed Fees
Staff Costs	- Trust Officer	$350/hr
	- Sr Trust Officer	$500/hr
	- Chief Trust Officer	$750/hr
	- Accounting	$100/hr
	- Administration Asst	$85/hr
Tax Reporting, Legal, Risk Review		*as incurred*
Credit on Compensating Balances		25bps apr

Settlements & Transactions	Assessed Fees
Transfer assets (cash, tokens, or securities) between accounts	$0/*no fees*
Settle securities buy/sell transactions for accounts	$7.50/side
Institutional alternative asset cloud custody UI	$5,000/mo
ACH - link bank account *(one-time fee)*	$2.50
Credit/debit card fraud indemnification	2.00%
ACH transaction fraud indemnification	2.00%
Instant Funds Availability for ACH & Credit/Debit Cards *(optional)*	$300 per $1M

KYC/AML - Compliance-as-a-Service	Assessed Fees*
US Individual	$2
Global Individual	$5
API Integrator Diligence	$160 entity, $100/person
Entities	$25/US, $75 Global
KYC & AML Exceptions	$5/minor, $75/denied

**Note all KYC fees are one-time charges on initial account creation, not per transaction*

API Integrations	Assessed Fees
Set-up	$25,000 one-time
PaaS	$10,000/mo
API - call	$0.01/read
API - post	$0.00 - no fee to write